UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Credit Agreement

On December 21, 2017, Chaparral Energy, Inc. (the “Company”) entered into a Tenth Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (collectively, the “Lenders”), which amended, restated and supersedes the Company’s existing Ninth Restated Credit Agreement. The Credit Agreement has a scheduled maturity date of December 21, 2022.

The Credit Agreement provides for a $400,000,000 reserve-based revolving credit facility. The Company’s initial borrowing base under the Credit Agreement has been set at $285,000,000 with available borrowings thereunder of up to $285,000,000 until the first borrowing base redetermination in May 2018. Interest on the revolving loans under the Credit Agreement (the “Loans”) is calculated using London Interbank Offering Rate (“LIBOR”) or the base rate, at the election of the Company, plus, in each case, an applicable margin. The applicable margin for the Loans is determined based on borrowing base utilization and ranges from 2.50% to 3.50% per annum for LIBOR loans and 1.5% to 2.5% per annum for base rate loans. The borrowing base under the Credit Agreement is redetermined semi-annually, in May and November, by the Lenders, in accordance with the Lenders’ customary practices for oil and gas loans.

The Credit Agreement is secured by a lien on substantially all of the Company’s and its subsidiaries’ tangible and intangible assets, including their oil and gas properties. The Loans are guaranteed by the Company’s direct and indirect subsidiaries.

The Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Credit Agreement also requires maintenance of certain financial covenants, including (a) a ratio of Total Debt to EBITDAX (each as defined in the Credit Agreement) of not more than 4.00 to 1.00, and (b) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.00 to 1.00. During the continuance of an event of default, the Lenders may take a number of actions, including declaring the entire amount then outstanding under the Credit Agreement due and payable.

Certain of the Lenders that are a party to the Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

This description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Asset Purchase Agreements

On December 22, 2017, the Company, through its wholly-owned subsidiary Chaparral Energy, L.L.C. (“Buyer”), entered into a Purchase and Sale Agreement with a private seller (“Seller I”) to acquire oil and gas leases, interests, properties and related assets in Kingfisher County, Oklahoma (“Acquisition I”) for total consideration of approximately $34.7 million in cash, subject to normal and customary closing adjustments (“Purchase Agreement I”). Buyer has made a payment of approximately $3.5 million as an earnest money deposit, which Seller I may receive as liquidated damages, in lieu of seeking specific performance, if Acquisition I fails to close in certain circumstances.  If Acquisition I closes, the earnest money deposit and interest thereon will be credited to Seller I as partial payment of the total consideration.

In a related transaction, on December 22, 2017, the Company, through Buyer, entered into a Purchase and Sale Agreement with another private seller (“Seller II”) to acquire oil and gas leases, interests, properties and related assets in Kingfisher County, Oklahoma (“Acquisition II” and, together with Acquisition I, the “Acquisitions”) for total consideration of approximately $23.8 million in cash, subject to normal and customary closing adjustments (“Purchase Agreement II” and, together with Purchase Agreement I, the “Purchase Agreements”). Buyer has made a payment of approximately $2.4 million as an earnest money deposit which Seller II may receive as liquidated damages, in lieu of seeking specific performance, if Acquisition II fails to close in certain circumstances.  If Acquisition II closes, the earnest money deposit and interest thereon will be credited to Seller II as partial payment of the total consideration.

The Company intends to finance the Acquisitions with borrowings under its credit facility.  The effective date of each of the Purchase Agreements is as of 7:00 a.m. (local time at the site of assets) on January 1, 2018.  Each of the Purchase Agreements contains customary representations and warranties by the parties, and the parties have agreed to customary indemnities and termination provisions.

The consummation of the transactions contemplated by each Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, the material performance or compliance by the parties of their respective obligations, agreements and covenants as set forth in the applicable Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in such Purchase Agreement. The transactions contemplated by the Purchase Agreements are expected to close on or before January 5, 2018, subject to satisfaction of the closing conditions.  Acquisition I is not contingent upon Acquisition II and Acquisition II is not contingent upon Acquisition I.

The description of each of Purchase Agreement I and Purchase Agreement II is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated by reference herein.  The Purchase Agreements are filed herewith to provide investors with information regarding their terms. It is not intended to provide any other factual information about Seller I, Seller II, Buyer or the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreements are qualified by information in confidential disclosure schedules provided by Seller I, Seller II and Buyer to each other in connection with the signing of the Purchase Agreements. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreements. Moreover, certain representations, warranties and covenants in the Purchase Agreements were used for the purpose of allocating risk between the parties rather than establishing matters of fact, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations, warranties and covenants in the Purchase Agreements as characterizations of the actual statements of fact about Seller I, Seller II, Buyer or the Company.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information regarding the Credit Agreement set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 27, 2017, the Company issued a press release announcing the Company’s entry into the Purchase Agreements and the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, on December 27, 2017, the Company posted a new presentation titled “Bolt-on Acquisition Overview,” under the “Investors– Presentations” section of the Company’s website, www.chaparralenergy.com/investors.  A copy of the presentation is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibits constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and

Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement dated December 22, 2017, by and among Blake Production Company, Inc., Fairway Energy L.L.C., Vernon Resources LLC, ABV Ventures LLC and Chaparral Energy, L.L.C.*
2.2	Purchase and Sale Agreement dated December 22, 2017, by and between BVD INC. and Chaparral Energy, L.L.C.*
10.1	Tenth Restated Credit Agreement dated as of December 21, 2017, among Chaparral Energy, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
99.1	Press Release of Chaparral Energy, Inc. dated December 27, 2017.
99.2	Presentation of Chaparral Energy, Inc.

* The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Chaparral Energy, Inc. will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2017

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President